UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2012

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Broadway, Suite 430, San Diego, California 92101

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (619) 481-6800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2012, the Board of Directors of CryoPort, Inc. (the “Company”), elected Stephen E. Wasserman to the Board of Directors to fill the vacancy created by the resignation of Mr. Carlton M. Johnson, Jr. on March 1, 2012. Mr. Wasserman was appointed Chairman of the Compensation Committee and member of the Audit Committee and Governance and Nominating Committee of the Board of Directors.

Mr. Wasserman, who is 65 years old, is a consultant primarily to healthcare related organizations through his company, Wasserman & Associates, and a private investor. From 1997 until his retirement in 2006, he served as Group Vice President — Diagnostic Systems Products of Olympus America, Inc, a subsidiary of Tokyo based Olympus Corporation, where he was also a member of the Global Management Committee for In Vitro Diagnostics. From 1994 to 1997 Mr. Wasserman was Chief Financial Officer of Datascope Corporation, formerly a NASDAQ listed manufacturer and global marketer of medical devices where he was also President, Patient Monitoring Division from 1994 to 1996. Prior to Datascope, from 1989 to 1993, he served as Vice President of NY Blood Center Inc and General Manager of Melville Biologics, a subsidiary that manufactured biopharmaceutical products. He also was a founder and Chairman of the NY Biotechnology Association from 1990 to 1994. From 1981 to 1989, Mr. Wasserman held senior management positions with Technicon Instruments Corp. (now part of Siemens Healthcare Diagnostics) in Tarrytown, NY. Mr. Wasserman is a Certified Public Accountant and earned a BBA from City College of New York, Baruch School of Business. In 2008 he earned the Certificate of Director Education from the National Association of Corporate Directors. Mr. Wasserman is a seasoned executive with 20 years experience leading global in vitro diagnostic and medical device companies in growth situations created by internal programs as well as business combinations. He also serves on the board of Iris International, Inc. since April 2006.

There have been no related party transactions between Company and Mr. Wasserman, and there were no arrangements or understandings between Mr. Wasserman and any other person pursuant to which he was selected as a director.

Mr. Wasserman is not a party to and does not currently participate in any material Company plan, contract, or arrangement, nor has he received any grant or award from the Company in connection with his election to the Board of Directors. Mr. Wasserman will receive a quarterly cash board fee in the amount of $15,000.

A copy of the press release announcing Mr. Wasserman’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

Item 7.01 Regulation FD Disclosure.

On March 28, 2012, the Company conducted a webcast conference call to provide a business update. A copy of the script used for this conference call is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by this reference. A replay of the webcast is available on the Investors section of the Company’s web site at www.cryoport.com, and also at www.investorcalendar.com and will remain available for approximately 30 calendar days.

The script for the conference call contains forward-looking statements regarding the Company. These forward-looking statements include, among other things, statements regarding future events that involve risks and uncertainties. These statements are based on the Company’s current expectations and actual results and future events may differ materially due to risks and uncertainties, including those associated with the effect of changing economic conditions, trends in products markets, variations in the Company’s cashflow, market acceptance risks, technical development risks. and other risks detailed in the “Risk Factors” sections of the Company’s annual report on Form 10-K filed on June 27, 2011. The information provided in the script speaks only as of the date of the conference call and the Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 29, 2012

99.2	Script for Business Update Conference Call Held on March 28, 2012

The information contained in Item 7.01 of this Current Report on Form 8-K and in the accompanying Exhibit 99.2 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: March 29, 2012	By:	/s/ Larry G. Stambaugh
Larry G. Stambaugh
Chief Executive Officer and Chairman

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated March 29, 2012

99.2	Script for Business Update Conference Call Held on March 28, 2012